ARTICLES OF EXCHANGE
                 FOR THE EXCHANGE OF SHARES OF
     RED OAK FARMS, INC., (an Iowa corporation) FOR SHARES
          OF WILD WINGS, INC., (a Nevada corporation)

     Pursuant to Nevada Revised Statutes 92A.200, Wild Wings,
 Inc., a Nevada
corporation ("Wild Wings"), as the acquiring corporation and
 Red Oak Farms, Inc.,
an Iowa corporation ("Red Oak"), as the acquired corporation in the exchange (the
"Exchange") to be effected between Red Oak and Wild Wings,
 upon the filing of
these Articles of Exchange, have caused their Presidents and
 Secretaries to
execute these Articles of Exchange for the purpose of filing with the State of
Nevada, Secretary of State.

                           ARTICLE I

     The Plan of Exchange is as follows:

     (a)  Parties to the Exchange and Surviving Corporation.
  Red Oak will
exchange all of its issued and outstanding shares for 10,000,000 shares of Wild
Wings.  Upon the filing of these Articles of Exchange with the
 State of Nevada,
Secretary of State, (the "Effective Time") Red Oak will become a wholly owned
subsidiary of Wild Wings.  The exchange shall be pursuant to the provisions of,
and with the effect provided in Chapter 92A of Nevada Revised
 Statutes.

     (b)  Manner and Basis of Exchanging Shares.  At the Effective
 Time, Red Oak
shall be acquired by Wild Wings and the shareholders of Red Oak shall be issued
10,000,000 restricted common shares of Wild Wings plus options to acquire an
additional 3,000,000 common shares in exchange for all of the issued and
outstanding shares of Red Oak.

     (c) Exchange of Certificates. At the Effective Time, holders of Red Oak certificates, representing the total issued and outstanding
 shares of Red Oak,
shall deliver such certificates to Wild Wings in exchange for certificates of
Wild Wings.

     (d)  No Further Ownership Rights in Red Oak.  All shares of
 Wild Wings
restricted common stock issued in the Exchange for Red Oak shares in accordance
with the terms hereof shall be deemed to have been issued in full satisfaction
of all rights pertaining to such shares of Red Oak, and there shall be no further
registration of transfers on the stock transfer books of Red Oak of the shares
of Red Oak which were outstanding immediately prior to the Effective Time.





                           ARTICLE II

     The Plan of Exchange has been approved and adopted by the board of directors of Red Oak and the board of directors of Wild Wings in the manner
provided by the Nevada Revised Statutes.

                          ARTICLE III

     The plan of exchange was approved by the unanimous consent of the owners of Red Oak.  The plan of exchange was approved by the shareholders of Wild Wings
pursuant to Nevada Revised Statutes.  Wild Wings has one class of voting stock,
designated as Common Stock, and 12,960,000 shares of such class were issued and
outstanding as of the record date of the vote taken to approve the Plan of
Exchange.  The holders of the outstanding common stock of Wild
 Wings constituted
a single voting group for the purposes of voting on the Plan, and each
outstanding share of such common stock was entitled to one vote.
  12,415,500 of
the issued and outstanding shares of common stock of Wild Wings were voted for
the Plan of Exchange.  The number of votes cast by the holders of Wild Wings
common stock for the Plan of Exchange was sufficient for approval by such
holders.

     The complete executed plan of exchange in on file at the registered office of Wild Wings.

                           ARTICLE IV

     The Exchange shall take effect upon the effective date of these Articles of Exchange.  These Articles of Exchange shall become effective upon the date
they are filed with the State of Nevada, Secretary of State.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Exchange on behalf of Wild Wings this 14th day of March, 1997.

WILD WINGS, INC.,
a Nevada corporation


By:________________________________
Brenda Hall, President and Secretary


STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )



     On the ____ day of March, 1997, personally appeared before me Brenda Hall and duly acknowledged to me that she is the person who signed the foregoing
instrument as President and Secretary that she has read the
 foregoing instrument
and knows the contents thereof and that the same is true of
 her own knowledge
except as to those matters upon which she operates on information and belief and
as to those matters believe her to be true.

                                   _________________________
                                   NOTARY PUBLIC

                                   Residing in :_____________
My Commission Expires:

____________________

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Exchange on behalf of Red Oak this ____th day of March, 1997.

RED OAK FARMS, INC.,
an Iowa corporation


By:________________________________          By:_____________
     Gordon Reisinger, President            _________, Secretary

STATE OF _____________   )
                    :ss
COUNTY OF ___________    )

     On the ____ day of March, 1997, personally appeared before me Gordon
Reisinger and ____________________ and duly acknowledged to me that they are the
persons who signed the foregoing instrument as President and Secretary respectively and that they have read the foregoing instrument and know the
contents thereof and that the same is true of their own knowledge except as to
those matters upon which they operate on information and belief and as to those
matters believe them to be true.

                                   _________________________
                                   NOTARY PUBLIC

                                   Residing in :_____________
My Commission Expires:
____________________